June 5, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Dear Sir or Madam:

We have read the statement made by Adams Golf, Inc. included under Item 4.01 of its Form 8-K filed on June 5, 2009.  We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/ KBA GROUP LLP